Exhibit 10.2

REVOLVING CREDIT NOTE

$5,000,000                                                     Detroit, Michigan
                                                              September 20, 2004

On our behalf the Revolving Credit Maturity Date, FOR VALUE RECEIVED, NECI Acquisition, Inc., a Florida corporation ("Company"), promises to pay to the order of COMERICA BANK, a Michigan banking corporation ("Bank") at its Main Office at 500 Woodward Avenue, Detroit, Michigan, or any other office of Bank located in the State of Michigan, in lawful money of the Untied States of America the indebtedness or so much of the sum of Five Million Dollars ($5,000,000) as may from time to time have been advanced and then be outstanding hereunder pursuant to the Credit Agreement dated as of September 20, 2004 made by and between Company and Bank (as the same may be amended or modified from time to time, herein called "Agreement"), together with interest thereon as hereinafter set forth.

Each of the Advances hereunder shall bear interest at the Applicable Interest Rate from time to time applicable thereto under the Agreement or as otherwise determined thereunder, and interest shall not be computed, assessed and payable as set forth in the Agreement.

This Note is a note under which advances, repayments and readvances may be made from time to time, subject to the terms and conditions of the Agreement. This Note evidences borrowing under, is subject to, is secured in accordance with, and may be matured under, the terms of Agreement, to which reference is hereby made. As additional security for this Note, Company grants Bank a lien on all property and assets including deposits and other credits of the Company, at any time in possession or control of or owing by Bank for any purpose.

Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon. Any transferees of, or endorser, guarantor or surely paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby. Nothing herein shall limit any right granted Bank by other instrument or by law.

All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

                                                NECI ACQUISITION, INC.

                                                By: /s/ Robert Farrell
                                                    ---------------------------
                                                    President